As filed with the Securities and Exchange Commission
                                     on July 1, 1997
                                    File No. 0-18184




                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933


                                      UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549


                               SK TECHNOLOGIES CORPORATION
                 (Exact name of Registrant as specified in its charter)

         DELAWARE                                                  52-1507455
    (State or other                                            (I.R.S. Employer
    jurisdiction of                                            Identification
    incorporation or                                           Number)
    organization)


                              500 Fairway Drive, Suite 104
                               Deerfield Beach, FL 33441
              (Address of Principal Executive Offices, including Zip Code)



                               SK TECHNOLOGIES CORPORATION
                       AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                                 (Full Title of the Plan)


                             CALVIN S. SHOEMAKER, PRESIDENT
                              500 Fairway Drive, Suite 104
                               Deerfield Beach, FL 33441
                        (Name and Address of Agent for Service)


                                    (954) 418-0101

             (Telephone Number, including Area Code of Agent for Service)

                                       Copy to:
                                Roxanne K. Beilly, Esq.
                         Atlas, Pearlman, Trop & Borkson, P.A.
                        200 East Las Olas Boulevard, Suite 1900
                             Fort Lauderdale, Florida 33301
                                     (954) 763-1200




Approximate date of proposed commencement of sales pursuant to the
Plan:  From time-to-time after the effective date.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


EXPLANATORY NOTE:

       In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock of SK Technologies Corporation (the "Registrant") pursuant to the Registrant's 1995 Stock Option Plan, as amended and restated.



                                    Calculation of Registration Fee
Title of
Securities                                 Proposed Maximum    Proposed Maximum      Amount of
to be                 Amount to             Offering Price    Aggregate Offering   Registration
Registered          Be Registered            Per Share(1)           Price(1)            Fee
Common Stock
$.001 Par Value
Underlying
Options pre-
viously granted
under the 1995
Plan(2)                 989,250                $.32                 $316,560         $95.78

Common Stock
$.001 Par Value
Underlying
Options to be
granted under
the 1995 Plan(2)        410,750                $.125                $ 51,344         $15.56


                                                                          TOTAL     $111.34


       (1) Estimated solely for purposes of calculating the registration fee.

       (2) With respect to 989,250 shares of Common Stock for which options have been granted, the price is based upon the average exercise price of $.32 per share. With respect to 410,750 shares of Common Stock for which options have not yet been granted, the price of $.125 per share, has been calculated based upon the closing price reported on the OTC Bulletin Board on June 26, 1997, a date within five business days prior to the filing of this Registration Statement, pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                                        PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

       The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

       (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997.

       (b) The Company's Quarterly Reports on Form 10-QSB for the quarterly period ended June 30, 1996, September 30, 1996 and
December 31, 1996.

       (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

       (d) The description of the Common Stock of the Company which is contained in a registration statement filed under the Exchange
Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.      DESCRIPTION OF SECURITIES

       Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Article IX of the Certificate of Incorporation, as amended, of the Registrant provides for the indemnification of the directors and officers, as such, of the Registrant as follows:

       "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

       Section 145 of the Delaware General Corporation Law sets forth the extent to which officers or directors of the Registrant may be indemnified against any liabilities which they may incur in their capacity as such.

       The indemnification provided for by the Registrant's Certificate of Incorporation, as amended, is not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, except for indemnity against gross negligence or willful misconduct, but including indemnity which such person may be allowed under the applicable laws of the State of Delaware.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

       Not Applicable.

ITEM 8.      EXHIBITS

 Exhibit No.                      Description

      4      Copy of the Registrant's Amended and Restated 1995 Stock
             Option Plan.

      5 Opinion dated June 30, 1997 of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the Registrant's Amended and Restated 1995 Stock Option Plan.

     23.1 Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto.

     23.2    Consent of Independent Certified Public Accountants.

ITEM 9.     UNDERTAKINGS

       (1)   The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

             (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-
8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on this 1st day of July, 1997.
                           SK TECHNOLOGIES CORPORATION


                           By:    /s/ Calvin S. Shoemaker

                              Calvin S. Shoemaker, President


       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                            Date


/s/ Calvin S. Shoemaker           President/Chief
Calvin S. Shoemaker               Executive Officer/               July 1, 1997
                                  Director


/s/ Melvin T. Goldberger          Treasurer/Principal
Melvin T. Goldberger              Accounting Officer/              July 1, 1997
                                  Director


/s/ C. Shelton James
C. Shelton James                  Director                         July 1, 1997